Exhibit 10.7
AMENDMENT NO. 16
TO THE
ENSCO SAVINGS PLAN
(As Revised and Restated Effective January 1, 1997)
     THIS AMENDMENT NO. 16, executed this 22nd day of December, 2009 by Ensco International Incorporated, having its principal office in Dallas, Texas (hereinafter referred to as the “Company”), and effective as of December 23, 2009 (or, if different, the effective date of the merger between the Company and Ensco Newcastle LLC).
WITNESSETH:
     WHEREAS, the Company revised and restated the Ensco Savings Plan (the “Plan”), effective January 1, 1997, except for certain provisions for which another effective date was subsequently provided elsewhere in the terms of the Plan, to (i) incorporate the prior amendments to the Plan, (ii) incorporate such other provisions as were necessary due to the merger of the Penrod Thrift Plan and the Dual 401(k) Plan into the Plan, (iii) clarify the definition of “annual compensation” used for nondiscrimination testing under Sections 401(k) and 401(m) of the Code, and (iv) bring the Plan into compliance with the Internal Revenue Code of 1986, as amended (the “Code”), as modified by the Small Business Job Protection Act of 1996, the General Agreement on Tariffs and Trade under the Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998, and the Community Renewal Tax Relief Act of 2000, as well as all applicable rules, regulations and administrative pronouncements enacted, promulgated or issued since the date the Plan was last restated;
     WHEREAS, the Company adopted Amendment No. 1 to the revised and restated Plan, effective January 1, 2002, to reflect the proposed Treasury regulations (the “Proposed Regulations”) issued under Section 401(a)(9) of Code;
     WHEREAS, the Company adopted Amendment No. 2 to the revised and restated Plan, effective as of January 1, 2002, except as specifically otherwise in Amendment No. 2, to (i) reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”) which generally became applicable to the Plan effective as of January 1, 2002, and (ii) constitute good faith compliance with the requirements of EGTRRA;
     WHEREAS, the Pension and Welfare Benefits Administration of the Department of Labor issued final regulations establishing new standards for processing benefit claims of participants and beneficiaries under Section 15.6 of the Plan which have been clarified by further guidance from the Pension and Welfare Benefits Administration (collectively the “Final Claims Procedure Regulations”);
     WHEREAS, the Proposed Regulations for which the revised and restated Plan was amended by Amendment No. 1 were replaced by final Treasury regulations that were issued

April 17, 2002 under Section 401(a)(9) of the Code relating to required minimum distributions under Section 15.4 of the Plan (the “Final Required Minimum Distribution Regulations”);
     WHEREAS, the Company acquired Chiles Offshore Inc. (“Chiles”), effective August 7, 2002, pursuant to a merger agreement among the Company, Chore Acquisition, Inc. (“Chore”), a wholly-owned subsidiary of the Company, and Chiles, whereby Chiles was merged with and into Chore, with Chore being the surviving company and continuing to exist as a wholly-owned subsidiary of the Company and the successor sponsor to Chiles of the Chiles Offshore Inc. 401(k) Retirement Savings Plan (the “Chiles 401(k) Plan”);
     WHEREAS, the employees of Chiles that continued as employees of a subsidiary of the Company on and after August 7, 2002 continued to be eligible to participate in the Chiles 401(k) Plan through September 30, 2002 and then became eligible to participate in the Plan effective October 1, 2002;
     WHEREAS, the Chiles 401(k) Plan was merged into the Plan effective October 1, 2002 and the assets of the Chiles 401(k) Plan were transferred on October 1, 2002 from the trust established pursuant to the Chiles 401(k) Plan to the trust established pursuant to the Plan;
     WHEREAS, the Company adopted Amendment No. 3 to the revised and restated Plan, effective as of October 1, 2002, unless specifically provided otherwise in Amendment No. 3, to, among other things, (i) revise Section 15.6 of the Plan to provide that the administrator of the Plan shall process benefit claims of participants and beneficiaries pursuant to the claims procedure specified in the summary plan description for the Plan which shall comply with the Final Claims Procedure Regulations, as may be amended from time to time, (ii) reflect the Final Required Minimum Distribution Regulations by amending Section 15.4 of the Plan consistent with the Model Amendment provided by the Internal Revenue Service in Rev. Proc. 2002-29, (iii) permit participation in the Plan on October 1, 2002 (the “Date of Participation”) by all employees of Chiles who are both eligible to participate in the Chiles 401(k) Plan as of September 30, 2002 and are employed by the Company or a subsidiary of the Company on October 1, 2002, (iv) provide all employees of Chiles who begin to participate in the Plan as of the Date of Participation with credit for all actual service with Chiles for purposes of the eligibility and vesting provisions of the Plan, (v) provide that any participant in the Chiles 401(k) Plan who has credit under the Chiles 401(k) Plan for at least three years of vesting service as of the Date of Participation shall continue to vest under the Plan in his account balance in the Plan pursuant to the vesting schedule contained in the Chiles 401(k) Plan, (vi) provide that any participant in the Chiles 401(k) Plan who has credit under the Chiles 401(k) Plan for two years of vesting service as of the Date of Participation shall remain 40% vested in his account balance in the Plan but, subsequent to the Date of Participation, shall continue to vest in his account balance in the Plan pursuant to the vesting schedule of the Plan, (vii) provide that any participant in the Chiles 401(k) Plan who has credit under the Chiles 401(k) Plan for one year of vesting service as of the Date of Participation shall remain 20% vested in his account balance in the Plan but, subsequent to the Date of Participation, shall continue to vest in his account balance in the Plan pursuant to the vesting schedule of the Plan, (viii) provide that any participant in the Chiles 401(k) Plan as of the Date of Participation shall become fully vested in his account balance in the Plan as of the date he has both attained age 55 and received credit under the Plan for at least five years of vesting service, and (ix) provide that any participant in the Chiles 401(k) Plan as of the

Date of Participation shall be eligible for an in-service withdrawal from the Plan under Section 15.5(c) of the Plan once every six months after he has attained 59 1/2;
     WHEREAS, the Company adopted Amendment No. 4 to the revised and restated Plan to retroactively amend the definition of Profit Sharing Entry Date in Section 1.16 of the Plan to conform the terms of Section 1.16 of the Plan to the actual operation of the Plan as authorized by Section 2.07(3) of Appendix B to Rev. Proc. 2002-47;
     WHEREAS, the Company adopted Amendment No. 5 to the revised and restated Plan to (i) reduce the service requirement to become eligible to participate in the 401(k) feature of the Plan, (ii) revise the requirements for an election to participate in the 401(k) feature of the Plan and for subsequent amendments to a salary reduction agreement, and (iii) increase the maximum deferral percentage that may be elected under a salary reduction agreement;
     WHEREAS, EGTRRA amended Section 401(a)(31)(B) of the Code to require that mandatory distributions of more than $1,000 from the Plan be paid in a direct rollover to an individual retirement plan as defined in Sections 408(a) and (b) of the Code if the distributee does not make an affirmative election to have the amount paid in a direct rollover to an eligible retirement plan or to receive the distribution directly and I.R.S. Notice 2005-5 provides that this provision becomes effective to the Plan for distributions on or after March 28, 2005;
     WHEREAS, the Company adopted Amendment No. 6 to the revised and restated Plan (i) effective as of September 1, 2005, to increase the normal retirement age under the Plan from age 60 to age 65, and (ii) effective as of March 28, 2005, to comply with the provisions of Section 401(a)(31)(B) of the Code, as amended by EGTRRA and the guidance issued in I.R.S. Notice 2005-5 relating to the application of the new rules in connection with automatic rollovers of certain mandatory distributions;
     WHEREAS, the Katrina Emergency Tax Relief Act of 2005 (“KETRA”) amended the Code to immediately authorize tax-favored withdrawals and special provisions for loans from qualified retirement plans to provide relief relating to Hurricane Katrina;
     WHEREAS, the Company adopted Amendment No. 7 to the revised and restated Plan, effective as of October 3, 2005, to provide temporary relief to certain participants and related individuals affected by Hurricane Katrina in the form of (i) hardship withdrawals from the Plan, and (ii) modified loan provisions for certain loans from the Plan;
     WHEREAS, the Gulf Opportunity Zone Act of 2005 amended the Code to expand the hurricane-related relief provided under KETRA to victims of Hurricane Rita and Hurricane Wilma;
     WHEREAS, the Company adopted Amendment No. 8 to the revised and restated Plan to provide temporary relief to certain participants and related individuals affected by Hurricane Rita and/or Hurricane Wilma in the form of (i) hardship withdrawals from the Plan, and (ii) modified loan provisions for certain loans from the Plan;
     WHEREAS, the Company adopted Amendment No. 9 to the revised and restated Plan, effective January 1, 2007, to reduce the service requirement to become eligible to participate in the profit sharing feature of the Plan with respect to employees who are employed or reemployed after December 31, 2006;
     WHEREAS, the Department of Treasury issued final regulations under Sections 401(k) and 401(m) of the Code which generally became applicable to the Plan effective as of January 1, 2006 (collectively the “Final 401(k)/401(m) Regulations”);
     WHEREAS, the Company adopted Amendment No. 10 to the revised and restated Plan (i) effective as of January 1 2006, to reflect the Final 401(k)/401(m) Regulations and to constitute good faith compliance with the Final 401(k)/(m) Regulations and (ii) effective as of January 1, 2007, to exclude Carl F. Thorne from further participation in the profit sharing feature of the Plan;
     WHEREAS, the Company adopted Amendment No. 11 to the revised and restated Plan, effective January 1, 2008, to (i) clarify that certain highly compensated employees are not permitted to amend their salary reduction contribution elections for a year during the year, and (ii) amend the vesting schedule in Section 14.2 of the Plan;
     WHEREAS, the Pension Protection Act of 2006 requires participant-directed individual account plans to provide quarterly benefit statements to the plans’ participants providing certain specific information;
     WHEREAS, the Department of Labor issued final regulations relating to qualified default investment alternatives in participant-directed individual account plans which may become applicable to a plan effective on or after December 24, 2007 (the “Qualified Default Investment Alternatives Regulations”);
     WHEREAS, the Company adopted Amendment No. 12 to the revised and restated Plan, to (i) amend, effective as of January 1, 2008, the investment funds specified in Section 1.24 of the Plan available for participant direction of investment, (ii) amend, effective June 1, 2008, Section 1.24 and Section 22.8 of the Plan to provide a limitation on the portion of a participant’s individual account that may be invested in Fund 5, (iii) amend, effective June 1, 2008, Section 3.1 of the Plan to provide for automatic enrollments, (iv) amend, effective as of January 1, 2007, Section 10.2 and Section 22.8 of the Plan to comply with the quarterly benefit statement requirements of the Pension Protection Act of 2006, (v) amend, effective June 1, 2008, Section 15.11 of the Plan to provide for eligible rollover distributions by non-spousal beneficiaries as permitted by the Pension Protection Act of 2006, and (vi) amend, effective June 1, 2008, Section 22.8 and Section 22.10 of the Plan to change the default investment fund and to specify related procedures in compliance with the Qualified Default Investment Alternatives Regulations governing the investment of the individual account of new participants with an employment or re-employment commencement date after May 31, 2008 who fail to affirmatively direct the investment of their individual accounts;
     WHEREAS, the Company adopted Amendment No. 13 to the revised and restated Plan, to (i) amend, effective as of February 1, 2009, the investment funds specified in Section 1.24 of the Plan available for participant direction of investment, (ii) amend, effective January 1, 2009, except as otherwise specifically provided therein to the contrary, Article II and

Section 3.1(b)(iv) of the Plan to provide for the exclusion from initial or continued eligibility to participate in the Plan of all employees of the Company and Affiliated Companies who become or may subsequently become eligible to participate in the Ensco Multinational Savings Plan on or after January 1, 2009, or would otherwise become or subsequently become eligible to participate in the Ensco Multinational Savings Plan on or after January 1, 2009 but for the fact that any such employee is not working outside the country of the employee’s permanent residence, (iii) amend, effective January 1, 2008, Section 3.2 of the Plan to provide that an employer shall make additional matching contributions as of the last day of any plan year, commencing with the plan year ending December 31, 2008, to the extent the Plan administrator determines that a participant did not receive the same amount of matching contributions to which the participant was entitled for that plan year based on his salary reduction contributions and his annual compensation for that plan year, and (iv) amend, effective January 1, 2008, Section 7.4 of the Plan to provide for the exclusion of all participants and employees of the Company and Affiliated Companies who become or may subsequently become eligible to participate in the Ensco Multinational Savings Plan on or after January 1, 2009, or would otherwise become or subsequently become eligible to participate in the Ensco Multinational Savings Plan on or after January 1, 2009 but for the fact that any such employee is not working outside the country of the employee’s permanent residence, from initial or continued eligibility to share in the allocation of any profit sharing contribution (as well as the forfeitures, if any, that may become allocable under Section 7.4 along with such profit sharing contributions) that may be made to the Plan under Section 3.3 for any plan year beginning on or after January 1, 2008;
     WHEREAS, final Treasury regulations were issued under Section 415 of the Code which became effective to the Plan as of January 1, 2008 (the “Final 415 Regulations”);
     WHEREAS, the Company adopted Amendment No. 14 to the revised and restated Plan, to (i) amend, effective January 1, 2008, Article VIII of the Plan to reflect the Final 415 Regulations, and (ii) amend, effective October 1, 2009, Section 22.8 of the Plan to reduce the increments by which participants can select investment funds from ten percent to the lowest increment determined from time to time by the administrator of the Plan and to reduce the limitation on the portion of a participant’s individual account that may be invested in Fund 5;
     WHEREAS, the Company adopted Amendment No. 15 to the revised and restated Plan, to (i) amend, effective January 1, 2008, Section 4.1 of the Plan to reflect the change made to the Code by the provisions of the Worker, Retiree, and Employer Recovery Act of 2008 which provide that the correction of excess elective deferrals by distribution for taxable years beginning after December 31, 2007 shall not require the distribution of gap period income, i.e., earnings attributable to such distributed amounts after the end of the taxable year through the date prior to the date of distribution, (ii) amend Sections 4.3 and 5.2 of the Plan, as amended, to reflect the provisions of the Pension Protection Act of 2006 which provide that the correction of excess salary reduction contributions and excess matching contributions by distribution for plan years beginning after December 31, 2007 shall not require the distribution of gap period income, i.e., earnings attributable to such distributed amounts after the end of the plan year through the date prior to the date of distribution, and (iii) amend, effective for distributions after December 31, 2006, Section 15.2 of the Plan, as amended, to reflect the provisions of the Pension Protection Act of 2006 which specify the content and timing requirements for notices required to be provided to participants regarding their distribution election rights under the Plan;

     WHEREAS, the board of directors of the Company and the stockholders of the Company have approved the adoption of the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and between the Company and ENSCO Newcastle LLC, a newly formed Delaware limited liability company (“Ensco Mergeco”) and a wholly-owned subsidiary of ENSCO Global Limited, a newly formed Cayman Islands exempted company (“Ensco Cayman”) and a wholly-owned subsidiary of the Company, pursuant to which Ensco Mergeco will merge (the “Merger”) with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Ensco Cayman;
     WHEREAS, Ensco Cayman will become, in connection with the Merger, a wholly-owned subsidiary of ENSCO International Limited, a newly formed private limited company incorporated under English law which, prior to the effective time of the Merger, will re-register as a public limited company named “Ensco International plc” (“Ensco UK”);
     WHEREAS, pursuant to the Merger Agreement, each issued and outstanding share of the common stock of the Company will be converted into the right to receive one American depositary share (each an “ADS” and collectively, the “ADSs”), which represents one Class A ordinary share of Ensco UK and is evidenced by an American depositary receipt; and
     WHEREAS, the Company now desires to adopt this Amendment No. 16 to the revised and restated Plan to amend, effective as of December 23, 2009 (or, if different, the effective date of the Merger), (i) Section 1.10 of the Plan to define “Ensco ADS” instead of “Company Stock,” (ii) Section 1.14 of the Plan to prohibit any Affiliated Company that is a UK or English company from becoming an Employer under the Plan, (iii) the fund listed as Fund 5 in Section 1.24 of the Plan to mean the Ensco ADS Fund, (iv) Section 21.6 of the Plan to reflect the voting rights and procedures in connection with the ADSs and the underlying Shares (as defined in such section), (v) Section 21.7 of the Plan to reflect certain concepts under English law related to offers as described in such section, (vi) Section 22.10 of the Plan to specifically provide that each share of Common Stock held by the Trust Fund on the effective date of the Merger was converted into one ADS, pursuant to the Merger Agreement, and (vii) to make such other conforming changes to the Plan as determined necessary;
     NOW, THEREFORE, in consideration of the premises and the covenants herein contained, the Company hereby adopts the following Amendment No. 16 to the Plan:
     1. Section 1.10 of the Plan is hereby amended to read as follows:
     Sec. 1.10 Ensco ADS means an American depository share, evidenced by an American depositary receipt, which represents a Class A ordinary share in Ensco International plc, a company incorporated under English law which wholly owns the Company. Except with respect to the Section 21.6, Section 21.7 and the second paragraph of Section 22.10, references (specific or otherwise) to shares of Company Stock in the Plan, as amended, shall be read and considered to be references to Ensco ADSs and all references (specific or otherwise) to “stockholders of the Company” shall be read and considered to be references to holders of Ensco ADSs, and all provisions of the Plan shall be consistently interpreted and applied.
     2. Section 1.14 of the Plan is hereby amended to read as follows:

     Sec. 1.14 Employer means the Company and any other Affiliated Company, with respect to its Employees, provided such Affiliated Company is designated by the governing body of the Company as an Employer under the Plan and whose designation as such has become effective and has continued in effect; provided, however, that no Affiliated Company that is either a UK company or an English company shall become an Employer. The designation shall become effective only when it shall have been accepted by the governing body of the Employer. An Employer may revoke its acceptance of such designation at any time, but until such acceptance has been revoked, all of the provisions of the Plan and amendments thereto shall apply to the Employees of the Employer. In the event the designation of the Employer as such is revoked by the governing body of the Employer, such revocation will not be deemed a termination of the Plan.
     3. The fund designated in Section 1.24 of the Plan as Fund 5 is hereby amended by changing the name of the fund designated as Fund 5 in Section 1.24 of the Plan from “Company Stock Fund” to “Ensco ADS Fund.”
     4. Subparagraphs (ii) and (iii) of the first paragraph of Section 8.2(f) of the Plan, as amended, are hereby amended to read as follows:
(ii) amounts realized under Section 83 of the Code from the exercise of a non-qualified share option [which is an option other than a statutory option defined in Treas. Reg. §1.421-1(b)], or when restricted shares (or property) held by an Employee either become freely transferable or are no longer subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code;
(iii) amounts realized from the sale, exchange or other disposition of shares acquired under a statutory share option [as defined in Treas. Reg. §1.421-1(b)]; and
     5. The reference to “stockholders” in Section 19.1 of the Plan is hereby changed to “shareholders.”
     6. Section 21.6 of the Plan is hereby amended to read as follows:
     Sec. 21.6 Voting of Ensco ADSs. The Trustee shall, upon receipt of notice to it of any meeting at which the holders of the Class A ordinary shares in Ensco International plc (the “Shares”) are entitled to vote, promptly send (or cause a third party to send, at the expense of the Company) each Participant and Former Participant a copy of the proxy solicitation materials, together with a form requesting confidential voting instructions to the Trustee regarding the Ensco ADSs allocated to his Individual Account. Each Participant and Former Participant shall be entitled to direct the Trustee as to the manner in which the Trustee is to instruct the depositary for the Ensco ADSs (the “Depositary”) to vote (or, if applicable, cause the custodian appointed by the Depositary (the “Custodian”) to vote) all Ensco ADSs (including fractional ADSs) allocated to his Individual Account, provided he delivers instructions to the Trustee directing it how to instruct the Depositary (or the Custodian, if applicable) to vote Ensco ADSs at least five business days prior to the date such vote shall be required (or such other period of time as may be required by the Trustee). In the event a Participant or Former Participant delivers conflicting instructions, the instructions delivered last in time shall control. In the event a Participant or Former Participant fails to deliver such instructions, the Trustee shall instruct the Depositary to vote, or cause the Custodian to vote, such Ensco ADSs proportionately to the ratio of the votes of the Participants and Former Participants who have delivered voting instructions to the Trustee. Voting instructions may be given only in respect of a number of Ensco ADSs representing an integral number of the Shares. All instructions shall be maintained by the Trustee to safeguard the confidentiality of the instructions.
     7. Section 21.7 of the Plan is hereby amended to read as follows:
     Sec. 21.7 Tender and Exchange Offers. The provisions of this section 21.7 shall apply in the event that a tender offer (as defined below) is made for the Ensco ADSs or underlying Shares or an offer to exchange securities (as defined below) for the Ensco ADSs (or the Shares) which are subject to the U.S. Securities Act of 1933, as amended, is made.
(a) Definitions. A tender offer and an exchange offer or offer to exchange shall have the meanings set forth below:
(i) an offer that is subject to Section 14(d)(1) of the U.S. Securities Exchange Act of 1934, as amended; and
(ii) a “takeover offer” as defined in Section 974 of the UK Companies Act 2006 and if, at the relevant time, the Company is subject to the UK City Code on Takeovers and Mergers, an “offer” (as defined therein).
(b) Notice and Directions. Upon such a tender or exchange offer occurring, the Company and the Trustee shall utilize their best efforts to notify each affected Participant and Former Participant and to cause to be distributed to him such information as will be distributed to the holders of the Ensco ADSs or the Shares, whichever shall apply, generally in connection with any such tender or exchange offer and a form by which the Participant or Former Participant may direct the Trustee in writing as to what action, as set forth below, to take on behalf of that Participant or Former Participant with respect to the Ensco ADSs allocated to his Individual Account under the Plan or, if applicable, the Shares represented by such Ensco ADSs. If the Trustee does not receive such written directions from a Participant or Former Participant, the Trustee shall not tender or deliver in acceptance of the exchange offer any of the Ensco ADSs (or surrender the Ensco ADSs in connection with a tender or exchange offer over the Shares) held in that Participant’s or Former Participant’s Individual Account.
(c) Cash Tender Offer — Ensco ADSs. In connection with a cash tender offer for Ensco ADSs, a Participant or Former Participant may direct the Trustee to tender any or all Ensco ADSs held in the Participant’s or Former Participant’s Individual Account. Any cash received by the Trustee as a result of such tender shall be invested by the Trustee in such short-term interest bearing investments as it deems appropriate pending direction from Participants and Former Participants regarding the reinvestment of such cash in the Investment Funds then available under the Plan.

(d) Exchange Offer — Ensco ADSs. In connection with an exchange offer for Ensco ADSs, a Participant or Former Participant may direct the Trustee to deliver in acceptance of the exchange offer any or all Ensco ADSs held in the Participant’s or Former Participant’s Individual Account. Any property received by the Trustee in connection with such exchange shall be held by the Trustee in separate accounts for the affected Participants and Former Participants pending directions from them regarding the reinvestment of such property in the Investment Funds that are available under the Plan.
(e) Tender and Exchange Offer — Ensco ADSs. In connection with a combination tender and exchange offer for Ensco ADSs, a Participant or Former Participant may direct the Trustee to tender and deliver in acceptance of the exchange offer any or all Ensco ADSs held in the Participant’s or Former Participant’s Individual Account with any cash received by the Trustee as a result of such tender treated as provided in subsection (c) above and any property received by the Trustee in connection with the exchange treated as provided in subsection (d) above.
(f) Cash Tender Offer — Shares. In connection with a cash tender offer for Shares, a Participant or Former Participant may direct the Trustee to surrender to the Depositary any or all Ensco ADSs held in the Participant’s or Former Participant’s Individual Account and withdraw the Shares and then deliver the Shares in acceptance of the tender offer. Any cash received by the Trustee as a result of such tender shall be invested as provided in subsection (c) above.
(g) Exchange Offer — Shares. In connection with an exchange offer for Shares, a Participant or Former Participant may direct the Trustee to surrender to the Depositary any or all Ensco ADSs held in the Participant’s or Former Participant’s Individual Account and withdraw the Shares, and then deliver the Shares in acceptance of the exchange offer. Any property received by the Trustee in connection with such exchange shall be held by the Trustee as provided in subsection (d) above.
(h) Tender and Exchange Offer — Shares. In connection with a combination tender and exchange offer for Shares, a Participant or Former Participant may direct the Trustee to surrender to the Depositary any or all Ensco ADSs held in the Participant’s or Former Participant’s Individual Account and withdraw the Shares, and tender and deliver the Shares in acceptance of the exchange offer. Any cash received by the Trustee as a result of such tender shall be invested as provided in subsection (c) above and any property received by the Trustee in connection with the exchange shall be held by the Trustee as provided in subsection (d) above.
(i) Revocation of Directions. A tender or exchange offer direction given by a Participant or Former Participant may be revoked by the Participant or Former Participant by completion of the form prescribed therefor by the Administrator, provided such form is filed with the Trustee at least two business days prior to the withdrawal-date-deadlines provided for in the regulations with respect to tender or exchange offers prescribed by the Securities and Exchange Commission or other applicable law.

(j) Best Efforts. The Trustee shall use its best efforts to effect on a uniform and nondiscriminatory basis the sale or exchange of the Ensco ADSs or the Shares, as applicable, as directed by the Participants and Former Participants. However, neither the Administrator, the Committee nor the Trustee insures that all or any part of the Ensco ADSs or the Shares directed by a Participant or Former Participant to be tendered or exchanged will be accepted under the tender or exchange offer. Any such Ensco ADSs (including the Ensco ADSs related to a tender or exchange offer for the Shares) not so accepted shall remain in the Participant’s or Former Participant’s Individual Account and the Participant or Former Participant shall continue to have the same rights with respect to such Ensco ADSs as he had immediately prior to the Trustee’s tendering of the Ensco ADSs or the Shares.
(k) Conditional Obligations of the Trustee. Any obligation belonging to the Trustee under the foregoing provisions of this Section 21.7 is conditional upon the tender offer or exchange offer:
(i) not conflicting with, constituting a breach of, or contravening any law, regulation, directive, judgment or order of any legislative, governmental or supervisory body of the United Kingdom or the European Union; and
(ii) being carried out in compliance with any requirement to file a prospectus or other filing with, or obtain prior consent, approval, authorization from, or a license, order, registration, qualification or decree of any court or governmental authority or agency or supervisory body.
     If the conditions above are not met, the Trustee will not be required to perform such obligation.
     If a tender or exchange offer is made, the Administrator shall adopt such rules, prescribe the use of such special administrative forms and procedures, delegate such authority, take such action and execute such instruments or documents and do every other act or thing as shall be necessary or in its judgment proper for the implementation of this Section 21.7. All instructions from Participants and Former Participants regarding a tender or exchange offer shall be maintained by the Trustee to safeguard the confidentiality of the instructions.
     Notwithstanding anything in the Plan to the contrary, in administering the tendering or exchange of Ensco ADSs or Shares pursuant to the applicable provisions of the Plan, it is intended that the confidentiality of the tenders or exchanges, as the case may be, made by Participants or Former Participants pursuant to the provisions of the Plan shall be maintained by the Trustee as may be contemplated by applicable law.
     8. Section 22.10 of the Plan is hereby amended by adding the following new paragraph to the end thereof to read as follows:
     The stockholders of the Company approved and adopted at the Special Meeting of Stockholders on December 22, 2009 the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and between the Company and ENSCO Newcastle LLC, a newly formed Delaware limited liability company (“Ensco Mergeco”) and a wholly-owned subsidiary of ENSCO Global Limited, a newly formed Cayman Islands exempted company (“Ensco Cayman”) and a wholly-owned subsidiary of the Company, pursuant to which Ensco Mergeco merged (the “Merger”) with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Ensco Cayman. Ensco Cayman became, in connection with the Merger, a wholly-owned subsidiary of ENSCO International Limited, a newly formed private limited company incorporated under English law which, prior to the effective time of the Merger, re-registered as a public limited company named “Ensco International plc.” Pursuant to the Merger Agreement, each share of Company Stock held by the Trust Fund on the effective date of the Merger, including each such share allocated to the Individual Accounts of each Participant, was converted into one Ensco ADS.
     IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officers, has caused this Amendment No. 16 to be executed on the date first above written.

ENSCO INTERNATIONAL INCORPORATED
By:	/s/ Cary A. Moomjian, Jr.
Cary A. Moomjian, Jr.,
Vice President